Exhibit 10.8

Execution Version

CONFIDENTIALITY AND LOCKUP AGREEMENT

This Confidentiality and Lockup Agreement is dated as of December 10, 2020 and is between Innoviz Technologies Ltd., a company organized under the laws of the State of Israel (the “Company”), and each of the shareholder parties identified on Exhibit A hereto and the other persons who enter into a joinder to this Agreement substantially in the form of Exhibit B hereto with the Company in order to become a “Shareholder Party” for purposes of this Agreement (collectively, the “Shareholder Parties”). Capitalized terms used but not defined herein shall have the meanings assigned to them in the Business Combination Agreement (as defined below).

BACKGROUND:

WHEREAS, the Shareholder Parties own or will own equity interests in Collective Growth Corporation, a Delaware corporation (“SPAC”), and/or the Company;

WHEREAS, pursuant to that certain Business Combination Agreement, dated as of December 10, 2020 (as it may be amended, supplemented, restated or otherwise modified from time to time, the “Business Combination Agreement”), by and among the Company, SPAC and Hatzata Merger Sub, Inc., a Delaware corporation and a direct, wholly owned subsidiary of the Company (“Merger Sub”), Merger Sub will merge with and into SPAC, with SPAC continuing as the surviving entity and a wholly-owned subsidiary of the Company (the “Merger”); and

WHEREAS, in connection with the Merger and effective upon the consummation thereof, the parties hereto wish to set forth herein certain understandings between such parties with respect to confidentiality and restrictions on transfer of equity interests in the Company.

NOW, THEREFORE, the parties agree as follows:

ARTICLE I

INTRODUCTORY MATTERS

1.1 Defined Terms. In addition to the terms defined elsewhere herein, the following terms have the following meanings when used herein with initial capital letters:

“Agreement” means this Confidentiality and Lockup Agreement, as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms hereof.

“Antara” means Antara Capital LP, a Delaware limited partnership.

“Company” has the meaning set forth in the Preamble.

“Company Ordinary Shares” means ordinary shares of no par value of the Company.

“Confidential Information” means any information concerning the Company or its Subsidiaries that is furnished after the date of this Agreement by or on behalf of the Company or its designated representatives to a Shareholder Party or its designated representatives, together with any notes, analyses, reports, models, compilations, studies, documents, records or extracts thereof containing, based upon or derived from such information, in whole or in part; provided, however, that Confidential Information does not include information:

(i) that is generally known to the public at the time of disclosure or becomes generally known without violation of this Agreement by the receiving Shareholder Party or its designated representatives;

(ii) that is in the Shareholder Party’s possession or the possession of the Shareholder Party’s representatives at the time of disclosure otherwise than as a result of Shareholder Party’s or its designated representatives’ breach of any legal or fiduciary obligation of confidentiality owed to the Company or its affiliates;

(iii) that becomes known to the receiving Shareholder Party or its designated representatives through disclosure by sources, other than the Company, provided that such sources are not known by the receiving Shareholder Party to be bound by a confidentiality agreement with, or other contractual, legal, or fiduciary obligation of confidentiality to, the Company or its affiliates with respect to such information;

(iv) that is independently developed by the receiving Shareholder Party or its designated representatives without use of or reference to the Confidential Information, as is clearly provable by competent evidence in their possession; or

(v) that the receiving Shareholder Party or its designated representatives is required, in the good faith determination of such receiving Shareholder Party or designated representative, to disclose by applicable Law, regulation or legal process, provided that such receiving Shareholder Party or designated representative takes reasonable steps to minimize the extent of any such required disclosure, discloses only that portion of the Confidential Information that such Shareholder Party’s legal counsel advises is legally required to be disclosed, and, if permissible, provides the Company with the opportunity to seek a protective order or other appropriate remedy to prevent such disclosure, provided further that no such steps to minimize disclosure shall be required where disclosure is made in connection with a routine audit or examination by a bank examiner or auditor and such audit or examination does not specifically reference the Company or this Agreement.

“covered shares” has the meaning set forth in Section 3.1.

“designated representatives” means, with respect to a Shareholder Party, (a) its and its Affiliates’ directors, managers, officers, attorneys, accountants, consultants, insurers, financing sources and other advisors in connection with such Shareholder Party’s investment in the Company and (b) any of such Shareholder Party’s or their respective Affiliates’ partners, members, shareholders, directors, managers, officers, other fiduciaries, employees or agents in the ordinary course of business, so long as such Person has agreed to maintain the confidentiality of the information relating to the Company provided to it.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

“immediate family” has the meaning set forth in Section 3.1(b).

“Lock-Up Period” has the meaning set forth in Section 3.1(a).

“Magna” means Magna International Inc.

“Non-Recourse Party” means any past, present or future director, officer, employee, incorporator, member, partner, stockholder, Affiliate, agent, attorney, advisor or representative or Affiliate of any named party to this Agreement and any past, present or future director, officer, employee, incorporator, member, partner, stockholder, Affiliate, agent, attorney, advisor or representative or Affiliate of any of the foregoing.

“Perception” means Perception Capital Partners LLC, a Delaware limited liability company.

“Permitted Transferees” means with respect to a Shareholder Party, a transferee of shares that agrees to become party to, and to be bound to the same extent as its Transferor by the terms of, this Agreement.

“Put Option Agreement” means that certain Put Option Agreement, dated as of December 10, 2020, between the Company and Antara.

“shares” means Company Ordinary Shares received by the Sponsors, Perception, Antara, and members of management of the Company pursuant to the Business Combination Agreement and the Company Ordinary Shares held by the other Shareholder Parties immediately following the Merger.

“Sponsors” means Shipwright SPAC I, LLC, a Delaware limited liability company, The Linton Family Trust, GWW LLC, a Delaware limited liability company, Tim Saunders, Jonathan Sherman, 2702933 Ontario Inc., an Ontario corporation, 2702932 Ontario Inc., an Ontario corporation, and Wilson Kello.

“Shareholder Parties” has the meaning set forth in the Preamble.

1.2 Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party. Unless the context otherwise requires: (a) “or” is disjunctive but not exclusive, (b) words in the singular include the plural, and in the plural include the singular, and (c) the words “hereof”, “herein”, and “hereunder” and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section references are to sections of this Agreement unless otherwise specified.

ARTICLE II

CONFIDENTIALITY

2.1 Confidentiality. Each Shareholder Party agrees that it will, and will direct its designated representatives to, keep confidential and not disclose any Confidential Information; provided, however, that the Sponsors may disclose Confidential Information (a) to their respective designated representatives and (b) as the Company may otherwise consent in writing; provided, further, however, that each Shareholder Party agrees to be responsible for any breaches of this Article II by such Shareholder Party’s designated representatives and agrees, at its sole expense, to take commercially reasonable measures (including, but not limited to, court proceedings) to restrain its designated representatives from prohibited or unauthorized disclosure of the Confidential Information.

ARTICLE III

LOCKUP

3.1 Lockup. (a) During the period beginning on the effective time of the Merger and continuing to and including the date that is 180 days after the Closing (in each case, the “Lock-Up Period”), each Shareholder Party agrees not to, directly or indirectly, offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any shares, or any options or warrants to purchase any shares, or any securities convertible into, exchangeable for or that represent the right to receive shares, or any interest in any of the foregoing, whether now owned or hereinafter acquired, owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the U.S. Securities and Exchange Commission (collectively, the “covered shares”). The foregoing restriction is expressly agreed to preclude such Shareholder Parties from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the covered shares even if such covered shares would be disposed of by someone other than such Shareholder Parties. Such prohibited hedging or other transactions would include, without limitation, any short sale or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any of the covered shares or with respect to any security that includes, relates to, or derives any significant part of its value from such covered shares.

(b) Notwithstanding the foregoing, a Shareholder Party may transfer or dispose of its shares following the Closing (i) by will or intestacy, (ii) as a bona fide gift or gifts, including to charitable organizations, (iii) to any trust, partnership, limited liability company or other entity for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for purposes of this Section 3.1, “immediate family” shall mean any relationship by blood, current or former marriage or adoption, not more remote than first cousin), (iv) to any immediate family member or other dependent, (v) as a distribution to limited partners, members or shareholders of such Shareholder Party, (vi) to its Affiliated investment fund. other Affiliated entity controlled by, any account managed by, or designee of, such Shareholder Party or its or their Affiliates, (vii) to a nominee or custodian of a Person to whom a disposition or transfer would be permissible under clauses (i) through (vi) above, (viii) pursuant to an order or decree of a Governmental Entity, (ix) to the Company or its Subsidiary or parent entities upon death, disability or termination of employment, in each case, of such holder, (x) pursuant to a bona fide tender offer, merger, consolidation or other similar transaction in each case made to all holders of the shares involving a Change of Control (as defined below) (including negotiating and entering into an agreement providing for any such transaction), provided that in the event that such tender offer, merger, consolidation or other such transaction is not completed, such Shareholder Party’s shares shall remain subject to the provisions of this Section 3.1, (xi) to the Company (1) pursuant to the exercise, in each case on a “cashless” or “net exercise” basis, of any option to purchase shares granted by the Company pursuant to any employee benefit plans or arrangements which are set to expire during the Lock-Up Period, where any shares received by the undersigned upon any such exercise will be subject to the terms of this Section 3.1, or (2) for the purpose of satisfying any withholding taxes (including estimated taxes) due as a result of the exercise of any option to purchase shares or the vesting of any restricted stock awards granted by the Company pursuant to employee benefit plans or arrangements which are set to expire or automatically vest during the Lock-Up Period, in each case on a “cashless” or “net exercise” basis, where any shares received by such Shareholder Party upon any such exercise or vesting will be subject to the terms of this Section 3.1, or (xii) in any transaction relating to Ordinary Shares acquired by the undersigned in open market transactions; or (xiii) with the prior written consent of the Company; provided that:

(1) in the case of each transfer or distribution pursuant to clauses (ii) through (vii) above, (a) each donee, trustee, distributee or transferee, as the case may be, agrees to be bound in writing by the restrictions set forth in this Section 3.1; and (b) any such transfer or distribution shall not involve a disposition for value, other than with respect to any such transfer or distribution for which the transferor or distributor receives (x) equity interests of such transferee or (y) such transferee’s interests in the transferor;

(2) in the case of each transfer or distribution pursuant to clauses (ii) through (vii) above, if any public reports or filings (including filings under Section 16(a) of the Exchange Act) reporting a reduction in beneficial ownership of shares shall be required or shall be voluntarily made during the Lock-Up Period (x) such Shareholder Party shall provide the Company prior written notice informing them of such report or filing and (y) such report or filing shall disclose that such donee, trustee, distributee or transferee, as the case may be, agrees to be bound in writing by the restrictions set forth herein; and

(3) for purposes of clause (x) above, “Change of Control” shall mean the transfer to or acquisition by (whether by tender offer, merger, consolidation, division or other similar transaction), in one transaction or a series of related transactions, a Person or group of Affiliated Persons (other than an underwriter pursuant to an offering), of the Company’s voting securities if, after such transfer or acquisition, such Person or group of Affiliated Persons would Beneficially Own more than 50% of the outstanding voting securities of the Company (or the surviving entity).

(c) Each Shareholder Party shall be permitted to enter into a trading plan established in accordance with Rule 10b5-1 under the Exchange Act during the applicable Lock-Up Period so long as no transfers or other dispositions of such Shareholder Party’s shares in contravention of Section 3.1 are effected prior to the expiration of the applicable Lock-Up Period.

(d) Each Shareholder Party also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the covered shares except in compliance with the foregoing restrictions and to the addition of a legend to such Shareholder Party’s shares describing the foregoing restrictions.

(e) (x) Any Ordinary Shares acquired by the undersigned pursuant to any subscription agreement executed in connection with the PIPE Financing, (y) in the case of Magna, any Ordinary Shares acquired by Magna pursuant to a warrant of the Company, and (z) in the case of Antara, any Ordinary Shares acquired by Antara pursuant to Section 2 of the Put Option Agreement, shall not be subject to the lockup provisions of this Section 3; provided that, for the avoidance of doubt, the Antara Ordinary Shares and the Antara Warrants as defined in and issuable pursuant to Section 3 of the Put Option Agreement shall be subject to the provisions of this Agreement.

ARTICLE IV

GENERAL PROVISIONS

4.1 Termination. Subject to Section 4.13 or the early termination of any provision as a result of an amendment to this Agreement agreed to by the Company Board and the Shareholder Parties, as provided under Section 4.3, this Agreement shall not terminate with respect to a Shareholder Party or its Permitted Transferees until the expiration of the Lock-Up Period.

4.2 Notices. All notices, requests, claims, demands and other communications among the parties shall be in writing and shall be deemed to have been duly given (i) when delivered in person, (ii) when delivered after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid, (iii) when delivered by FedEx or other nationally recognized overnight delivery service or (iv) when e-mailed during normal business hours (and otherwise as of the immediately following Business Day), addressed as follows:

If to the Company, to:

Innoviz Technologies Ltd.

2 Amal St.

Rosh HaAin

4809202, Israel

Attention:      Eldar Cegla, Chief Financial Officer

Email:            eldarc@innoviz-tech.com

with copies (which shall not constitute notice) to:

Latham & Watkins LLP

811 Main Street, Suite 3700

Houston, Texas 77002

Attention:      Ryan Maierson

E-mail:          ryan.maierson@lw.com

Latham & Watkins LLP

99 Bishopsgate

London EC2M 3XF

United Kingdom

Attention:     Joshua Kiernan

E-mail:         joshua.kiernan@lw.com

If to any Shareholder Party, to such address indicated on the Company’s records with respect to such Shareholder Party or to such other address or addresses as such Shareholder Party may from time to time designate in writing.

4.3 Amendment; Waiver. (a) The terms and provisions of this Agreement may be amended or modified in whole or in part only by a duly authorized agreement in writing executed by the Company and Shareholder Parties holding a majority of the shares then held by the Shareholder Parties in the aggregate as to which this Agreement has not been terminated pursuant to Section 4.1. Prior to the consummation of the Merger, this Agreement may not be amended without the prior written consent of the Company.

(b) Except as expressly set forth in this Agreement, neither the failure nor delay on the part of any party hereto to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence.

(c) No party shall be deemed to have waived any claim arising out of this Agreement, or any right, remedy, power or privilege under this Agreement, unless the waiver of such claim, right, remedy, power or privilege is expressly set forth in a written instrument duly executed and delivered on behalf of such party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

(d) Any party hereto may unilaterally waive any of its rights hereunder in a signed writing delivered to the Company.

4.4 Further Assurances. The parties hereto will sign such further documents, cause such meetings to be held, resolutions passed, exercise their votes and do and perform and cause to be done such further acts and things necessary, proper or advisable in order to give full effect to this Agreement and every provision hereof. To the fullest extent permitted by Law, the Company shall not directly or indirectly take any action that is intended to, or would reasonably be expected to result in, the Shareholder Parties being deprived of the rights contemplated by this Agreement.

4.5 Assignment. No party shall assign, delegate, or otherwise transfer this Agreement or any part hereof without the prior written consent of the other parties hereto. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns. Any attempted assignment in violation of the terms of this Section 4.5 shall be null and void, ab initio.

4.6 Third Parties. Except as provided for in Article II, Article III and Article IV with respect to any Non-Recourse Party, nothing expressed or implied in this Agreement is intended or shall be construed to confer upon or give any Person, other than the parties hereto, any right or remedies under or by reason of this Agreement.

4.7 Governing Law. This Agreement, and all claims or causes of action based upon, arising out of, or related to this Agreement, shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the State of Delaware.

4.8 Jurisdiction; Waiver of Jury Trial.

(a) Each of the parties hereto irrevocably and unconditionally submits to the exclusive jurisdiction of the Chancery Court of the State of Delaware (or, if the Chancery Court of the State of Delaware declines to accept jurisdiction, any state or federal court sitting in the Borough of Manhattan, State of New York, New York County), for the purposes of any Proceeding (as defined in the Business Combination Agreement), claim, demand, action or cause of action (a) arising under this Agreement or (b) in any way connected with or related or incidental to the dealings of the parties hereto in respect of this Agreement, and irrevocably and unconditionally waives any objection to the laying of venue of any such Proceeding in any such court, and further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Proceeding has been brought in an inconvenient forum. Each party hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any Proceeding, claim, demand, action or cause of action against such Party (i) arising under this Agreement or (ii) in any way connected with or related or incidental to the dealings of the parties hereto in respect of this Agreement, (A) any claim that such party is not personally subject to the jurisdiction of the courts as described in this Section 4.8 for any reason, (B) that such party or such party’s property is exempt or immune from the jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (C) that (x) the Proceeding, claim, demand, action or cause of action in any such court is brought against such party in an inconvenient forum, (y) the venue of such Proceeding, claim, demand, action or cause of action against such party is improper or (z) this Agreement, or the subject matter hereof, may not be enforced against such party in or by such courts. Each party agrees that service of any process, summons, notice or document by registered mail to such party’s respective address set forth in Section 4.8 shall be effective service of process for any such Proceeding, claim, demand, action or cause of action.

(b) THE PARTIES HERETO EACH HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY PROCEEDING, CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION (I) ARISING UNDER THIS AGREEMENT OR UNDER ANY ANCILLARY DOCUMENT OR (II) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY, OR OTHERWISE. THE PARTIES HERETO EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH PROCEEDING, CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES HERETO MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH

OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY AND (D) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 4.8.

4.9 Specific Performance. The parties hereto each agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the parties hereto do not perform their obligations under the provisions of this Agreement in accordance with its specified terms or otherwise breach such provisions. The parties acknowledge and agree that (a) the parties shall be entitled to an injunction, specific performance, or other equitable relief, to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, without proof of damages, prior to the valid termination of this Agreement, and (b) the right of specific enforcement is an integral part of the transactions contemplated by this Agreement and without that right, none of the parties would have entered into this Agreement. Each party agrees that it will not oppose the granting of specific performance and other equitable relief on the basis that the other parties have an adequate remedy at law or that an award of specific performance is not an appropriate remedy for any reason at law or equity. The parties hereto each acknowledge and agree that any party seeking an injunction to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 4.9 shall not be required to provide any bond or other security in connection with any such injunction.

4.10 Severability. Whenever possible, each provision of this Agreement will be interpreted in such a manner as to be effective and valid under applicable Law, but if any term or other provision of this Agreement is held to be invalid, illegal or unenforceable under applicable Law, all other provisions of this Agreement shall remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision of this Agreement is invalid, illegal or unenforceable under applicable Law, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

4.11 Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter hereof. No representations, warranties, covenants, understandings, agreements, oral or otherwise, with respect to the subject matter contemplated by this Agreement exist between the parties hereto except as expressly set forth or referenced in this Agreement.

4.12 Captions; Counterparts. The headings, subheadings and captions contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement. This Agreement and any amendment hereto may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement or any amendment hereto by electronic means, including docusign, e-mail, or scanned pages shall be effective as delivery of a manually executed counterpart to this Agreement or any amendment hereto.

4.13 Effectiveness; Termination if Business Combination Agreement is Terminated. This Agreement shall be valid and enforceable as of the date of this Agreement and may not be revoked by any party hereto; provided that the provisions herein (other than this Article IV) shall not be effective until the consummation of the Merger. In the event the Business Combination Agreement is terminated in accordance with its terms, this Agreement shall automatically terminate and be of no further force or effect.

4.14 Non-Recourse. This Agreement may only be enforced against, and any claim or cause of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby may only be brought against, the entities that are expressly named as parties hereto, and then only with respect to the specific obligations set forth herein with respect to such party. Except to the extent a named party to this Agreement (and then only to the extent of the specific obligations undertaken by such named party in this Agreement), no Non-Recourse Party shall have any liability (whether in contract, tort, equity or otherwise) for any one or more of the representations, warranties, covenants, agreements or other obligations or liabilities of the parties to this Agreement or for any claim based on, arising out of, or related to this Agreement or the transactions contemplated hereby.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have executed this Confidentiality and Lockup Agreement on the day and year first above written.

INNOVIZ TECHNOLOGIES LTD.

By:	/s/ Eldar Cegla
Name: Eldar Cegla
Title: Chief Financial Officer

[Signature Page to Confidentiality and Lockup Agreement]

PERCEPTION CAPITAL PARTNERS LLC

By:	/s/ James J. Sheridan III
Name: James J. Sheridan III
Title: Chief Executive Officer

[Signature Page to Confidentiality and Lockup Agreement]

ANTARA CAPITAL LP

By:	/s/ Himanshu Gulati
Name: Himanshu Gulati
Title: Managing Partner

[Signature Page to Confidentiality and Lockup Agreement]

[SHAREHOLDER PARTY]

By:
Name:
Title:

[Signature Page to Confidentiality and Lockup Agreement]

Exhibit A

Perception Capital Partners LLC

Antara Capital LP

Shipwright SPAC I, LLC

The Linton Family Trust

GWW LLC

Tim Saunders

Jonathan Sherman

2702933 Ontario Inc.

2802932 Ontario Inc.

Wilson Kello

Omer Keilaf

Oren Rosenzweig

Oren Buskila

Zohar Zisapel

Champel Innoviz Limited

Shefa Capital – Innoviz Opportunity Fund, L.P.

Magma Venture Capital IV LP

Magma Venture Capital IV CEO Fund LP

Vertex IV (C.I.) Fund, L.P.

Amiti Fund II, L.P.

Amiti Innoviz, L.P.

Delek Motors Ltd.

Michael and Klil Holdings (93) Ltd.

Lomsha Ltd.

Magna US Investments, Inc.

Allied Holdings Ltd.

Integrated Dynamic Enterprises Limited

Integrated Dynamic Enterprises A Limited

Robolution Capital 1

SB Global Champ Fund

SB Next Media Innovation Fund

SINO-BLR Industrial Investment Fund, L.P.

Harel Pension and Provident Ltd. solely on behalf of Harel Pension

Harel Pension and Provident Ltd. solely on behalf of Harel Provident Fund

LeAtid Pension Funds Management Company Ltd. solely on behalf of Atidit Pension Fund

Harel Pension and Provident Ltd. solely on behalf of Harel Study Fund

Harel Pension and Provident Ltd. solely on behalf of Harel Provident Investment For Children

Tzava Hakeva Saving Fund—Provident Funds Management Company Ltd. solely on behalf of

Tzva Hakeva Savings Fund

Harel Insurance Company Ltd. (Participating Funds)

Harel Pension and Provident Ltd. solely on behalf of Harel General Plan

Harel Pension and Provident Ltd. solely on behalf of Harel Provident Investment

Harel Insurance Company Ltd. (Nostro)

The Phoenix Insurance Company Ltd.

The Phoenix Excellence Pension & Provident Fund Ltd.

The Phoenix Insurance Company Ltd. (Nostro)

Alliance One Investment Singapore PTE Ltd.

Glory Ventures Investments L.P.

Glory Ventures Investment Fund II L.P.

West Fountain Global Fund Limited Partnership

JPMCL/23953/Fidelity Institutional America Fund

Brown Brother Harriman (Luxembourg) S.C.A. for the benefit of Fidelity Funds- America Growth

Brown Brother Harriman (Luxembourg) S.C.A. for the benefit of FAST- US Fund

Kunlun Group Limited

Amit Steinberg

NAVER Corporation

Meitav Dash Provident Funds and Pension Ltd.

Magna International Inc.

Gaintech Co. Limited

Global Bridge Capital USD Fund I, LP

Exhibit B

FORM OF JOINDER TO CONFIDENTIALITY AND LOCKUP AGREEMENT

[______], 20__

Reference is made to the Confidentiality and Lockup Agreement, dated as of [ • ], by and among Innoviz Technologies Ltd. (the “Company”) and the other Shareholder Parties (as defined therein) from time to time party thereto (as amended from time to time, the “Confidentiality and Lockup Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Confidentiality and Lockup Agreement.

Each of the Company and each undersigned holder of ordinary shares of the Company (each, a “New Shareholder Party”) agrees that this Joinder to the Confidentiality and Lockup Agreement (this “Joinder”) is being executed and delivered for good and valuable consideration.

Each undersigned New Shareholder Party hereby agrees to and does become party to the Confidentiality and Lockup Agreement as a Shareholder Party. This Joinder shall serve as a counterpart signature page to the Confidentiality and Lockup Agreement and by executing below each undersigned New Shareholder Party is deemed to have executed the Confidentiality and Lockup Agreement with the same force and effect as if originally named a party thereto.

This Joinder may be executed in multiple counterparts, including by means of facsimile or electronic signature, each of which shall be deemed an original, but all of which together shall constitute the same instrument.

[Remainder of Page Intentionally Left Blank.]

IN WITNESS WHEREOF, the undersigned have duly executed this Joinder as of the date first set forth above.

[NEW SHAREHOLDER PARTY]

By:
Name:
Title

INNOVIZ TECHNOLOGIES LTD.

By:
Name:
Title: